No sale, offer to sell or transfer of the securities represented by this certificate or any interest therein shall be made unless a registration statement under the Federal Securities Act of 1933, as amended (the "Act"), with respect to such transaction is then in effect, or the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under that Act.

              This Warrant will be void after 5:00 p.m. New York time on ___________, 2003 (i.e. five years from the effective date of the Registration Statement).
                                                                 Warrant No. 1
                           UNDERWRITER'S UNIT WARRANT


                     To Subscribe for and Purchase Units of

                            WORLDWIDE WIRELESS, INC.

          (Transferability Restricted as Provided in Paragraph 2 Below)

                  THIS CERTIFIES THAT, for value received, ______________ __________________ or registered assigns, is entitled to subscribe for and purchase from Worldwide Wireless, Inc., incorporated under the laws of the State of Delaware (the "Company"), up to ________ fully paid and non-assessable Units (the "Underwriter's Warrant") consisting of one fully paid and non-assessable share of Common Stock of the Company and one Common Stock Purchase Warrant at the "Unit Warrant Price" and during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is one of an issue of the Company's Underwriter's Unit Warrants identical in all respects except as to the names of the holders thereof and the number of Units purchasable thereunder, representing on the original issue thereof rights to purchase up to 150,000 Units.

         1.       As used herein:

                  (a) "Common Stock" or "Common Shares" shall initially refer to the Company's common stock as more fully set forth in Section 5 hereof.

                  (b) The "Warrant Agreement" shall refer to the Warrant Agreement dated as of ___________, 1998 between North American Transfer Co. and the Company.

                  (c) Warrants shall refer to the Warrant(s) included in the Units offered to the public by the Company through TASIN & COMPANY, INC. pursuant to a Registration Statement declared effective by the Securities and Exchange Commission ("SEC") on __________, 1998 and issued or to be issued subject to terms and conditions of the Warrant Agreement.

                  (d) "Underwriter's Warrants" shall refer to the Warrants issuable upon exercise of this Warrant to the holder thereof and shall be identical in all respects to the Warrants issued in the public offering, except that the exercise price of the Underwriter's Warrants shall be 150% of the then effective exercise price of the Warrants.

                  (e) "Units" shall consist of one share of Common Stock and one Warrant. The Common Stock included in the Units and issuable upon the exercise of the Warrant are subject to adjustment pursuant to Section 4 hereof and the Warrant Agreement.

                  (f) "Effective Date" shall mean the date that the Securities and Exchange Commission declares effective form SB-2, File No. 333-33593.

                  (g) "Unit Warrant Price" shall be $12.00 which is subject to adjustment pursuant to Section 4 hereof.

                  (h) "Underwriter" shall refer to TASIN & COMPANY, INC.

                  (i) "Underwriting Agreement" shall refer to the Underwriting Agreement dated ___________, 1998 between the Company and the Underwriter.

                  (j) "Underwriter's Unit Warrants" shall refer to Warrants to purchase an aggregate of up to 150,000 Units issued to the Underwriter or its designees by the Company pursuant to the Underwriting Agreement (including the Warrants represented by this Certificate), as such may be adjusted from time to time pursuant to the terms of Section 4 hereof (and including any Warrants represented by any certificate issued from time to time in connection with the transfer, partial exercise, exchange of any Warrants or in connection with a lost, stolen, mutilated or destroyed Warrant certificate, if any, or to reflect an adjusted number of Units).

                  (k) "Underlying Securities" shall refer to and include the Common Shares and Underwriter's Warrants issuable or issued upon exercise of the Underwriter's Unit Warrants as well as any Common Shares issued upon the exercise of the Underwriter's Warrants.

                  (l) "Holders" shall mean the registered holder of the Underwriter's Warrants or any issued Underlying Securities.

         2. The purchase rights represented by this Warrant may be exercised by the holder hereof, in whole or in part at any time, and from time to time, during the period commencing on the Effective Date and expiring on ___________, 2003 (the "Expiration Date"), by the surrender of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 14 hereof), and upon payment by the Holder to the Company in cash, or by certified check or bank draft of the Unit Warrant Price for such Units. The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Warrant shall have been presented and payment made for such Units as aforesaid. Certificates for the Underlying Securities so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Underwriter's Unit Warrant evidencing the rights of the Holder hereof to purchase the balance of the Units which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Warrant shall not extinguish the rights granted under Section 9 hereof.

         In the event that the Underwriter's Unit Warrants have expired, this Warrant will entitle the holder to purchase only the shares of Common Stock included in the Units, subject to adjustment as provided for herein.

         3. Subject to the provisions of Section 8 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Underwriter's Unit Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Units as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Underwriter's Unit Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Underwriter's Unit Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

         4. Subject and pursuant to the provisions of the Warrant Agreement, the Unit Warrant Price, the exercise price per share of the Underwriter's Unit Warrants and number of shares of Common Stock included in and issuable in connection with the Units and the exercise of the Underwriter's Warrants subject to this Warrant shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

         5. For the purposes of this Warrant, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or re-classifications of such Common Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of the Company other than Common Shares or securities of another corporation or other property, thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4 and all other provisions of this Warrant with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to

Section 4, be deemed to refer also to any other securities or property then obtainable as a result of such adjustments.

         6. The Company covenants and agrees that:

                  (a) During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant and the exercise of the Underwriter's Warrants and at its expense will obtain the listing thereof on all national securities exchanges on which the Warrants are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant and the exercise of the Underwriter's Warrants included therein, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

                  (b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant or upon the exercise of the Underwriter's Warrants will, upon issuance and payment be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (except as may be concurrently discharged by the Company or the Holder); and,

                  (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant or the Underwriter's Warrants shall be borne by the Company but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Underwriter's Unit Warrants.

         7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, except that the Holder of this Warrant shall be deemed to be a shareholder of this Company for the purpose of bringing suit on the ground that the issuance of shares of stock of the Company is improper under the laws of the Company's state of incorporation.

         8. This Warrant shall not be sold, transferred, assigned or hypothecated for a period of twelve (12) months from the effective date of the Company's public offering with respect to which this Warrant has been issued, except to officers of the Underwriter, and/or the other underwriters and/or selected dealers who participated in such offering, or the officers or partners of such underwriters and/or selected dealers. In no event shall this Warrant be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as then in force (the "Act"), or any similar Federal statute then in force, and all applicable "Blue Sky" laws.

         9. The Holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of this Warrant or of any Underlying Securities theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities under the Act, or any similar Federal statute then in force, such Holder will give written notice to the Company expressing such Holder's intention of effecting such disposition, and describing briefly such Holder's intention as to the disposition to be made of this Warrant and/or the Underlying Securities theretofore issued upon exercise hereof. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and the provisions of the following subdivisions shall apply:

                  (a) If, in the opinion of such counsel, the proposed disposition does not require registration under the Act, or any similar Federal statute then in force, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable, notify the Holder hereof of such opinion, whereupon such holder shall be entitled to dispose of this Warrant and/or such Underlying Securities theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company.

                  (b) If, in the opinion of such counsel, such proposed disposition requires such registration or qualification under the Act, or similar Federal statute then in effect, of this Warrant and/or the Underlying Securities issuable or issued upon the exercise of this Warrant, the Company shall promptly give written notice of such opinion to the Holder hereof and to the then holders of the securities theretofore issued upon the exercise of this Warrant at the respective addresses thereof shown on the books of the Company.
Section 15 of the Underwriting Agreement provides for certain registration rights which are incorporated herein by reference as if set forth herein in its entirety.

         10. Whenever, pursuant to Section 9 hereof, a registration statement relating to the Underwriter's Unit Warrant or Underlying Securities is filed under the Act, the Company agrees to indemnify and hold harmless the holder of this Warrant, or of securities issuable or issued upon the exercise hereof, from and against any claims and liabilities arising out of or based upon any untrue statement of a material fact, or omission to state a material fact required to be stated, in any such registration statement or prospectus, except insofar as such claims or liabilities are caused by any such untrue statement or omission based on information furnished in writing to the Company by such holder, or by any other such holder affiliated with the holder who seeks indemnification, as to which the holder hereof, by acceptance hereof, agrees to indemnify and hold harmless the Company, in the same manner as set forth herein.

         11. If this Warrant, or any of the securities issuable pursuant hereto, require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar Federal statute at the time in force), before such shares may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause such securities and/or this Warrant to be duly registered or approved, as may be required.

         12. This Warrant is exchangeable, upon its surrender by the registered holder at such office or agency of the Company as may be designated by the Company, for new Underwriter's Unit Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of Units or Common Shares as the case may be that may be subscribed for and purchased hereunder, each of such new Underwriter's Unit Warrants to represent the right to subscribe for and purchase such number of Units or Common Shares as the case may be as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new Underwriter's Unit Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Units or Common Shares as the case may be that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted under
Section 8.

         13. Every holder hereof, by accepting the same, agrees with any subsequent holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         14. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the holder hereof, addressed to the Company at P.O. Box 470, Ascutney, VT 05030; or such other address as the Company may designate in writing to the holder hereof; and if given by the Company, addressed to the holder at the address of the holder shown on the books of the Company.

         15. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement satisfactory in form to the Underwriter, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

         16. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of New York without giving effect to the conflict of laws provisions thereof and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.


         IN WITNESS WHEREOF, WORLDWIDE WIRELESS, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be dated _____________, 1998.


                                                  WORLDWIDE WIRELESS, INC.


                                                  By:
                                                     --------------------------
Attest:


--------------------------



(Corporate Seal)

                                  PURCHASE FORM
                                 To Be Executed
                            Upon Exercise of Warrant

The undersigned hereby exercises the right to purchase Common Shares and __________ Underwriter's Warrants evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such shares and warrants shall be issued in the name set forth below.

Dated:         ,19
                                             ----------------------------------
                                                          Signature

                                             ----------------------------------
                                                   Print Name of Signatory

                                             ----------------------------------
                                              Name to whom certificates are to
                                              be issued if different from above

                                              Address:
                                                       ------------------------

                                             ----------------------------------

                                             ----------------------------------
                                                Social Security No. or other
                                                       identifying number

         If said number of shares and warrants shall not be all the shares and warrants purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of:


                                             ----------------------------------
                                                         Please Print

                                             Address:
                                                      -------------------------

                                             ----------------------------------

                                             ----------------------------------
                                             Social Security No. or other
                                             identifying number

                                             ----------------------------------
                                                          Signature

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED                                   , hereby
sells assigns and transfers to                      , Soc. Sec. No.

[ ] the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the register of the within named Company, with full power of substitution.


                                             ----------------------------------
                                                           Signature

Dated:             , 19

Signature Guaranteed:


-------------------------